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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                 EXHIBIT 10(l.2)

                               PERSONAL GUARANTEE


FOR VALUE RECEIVED and to enable Mobility Concepts, Inc. (hereafter called "Customer") to obtain credit from time to time from Fujitsu PC Corporation (hereafter called "Seller"), the undersigned do hereby request Seller to extend from time to time to Customer such credit as Seller may deem proper, and the undersigned does hereby guarantee full and prompt payment to Seller of payments due under a Promissory Note dated and executed on May 28, 2002, by Mobility Concepts, Inc., Timothy Ells and Tamara Ells in favor of Seller.

The undersigned also agree to pay in addition thereto all costs, expenses and reasonable attorneys' fees paid or incurred to collect said indebtedness, liabilities and obligations or in enforcing this Guaranty.

This Guaranty shall not be impaired by any compromise, release, renewal or modification of any of said indebtedness, liabilities and obligations. In order to hold the undersigned liable hereunder it shall not be necessary for Seller to first resort for payment to Customer. Diligence in collection, presentment for payment, demand, protest and notice of dishonor, of default, of non-payment, of the creation or existence of indebtedness, liabilities, and obligations and of extension of credit and indulgence hereunder are hereby expressly waived.

In case of death, dissolution, liquidation, insolvency or bankruptcy of the Customer, all indebtedness, liabilities and obligations shall become immediately due. This Guaranty shall continue, absolute and unconditional and shall remain in full force until all indebtedness, liabilities and obligations contained in the Promissory Note of May 28, 2002 shall be fully paid.

Death or dissolution of the undersigned shall not terminate this Guaranty until notice shall have actually been received by the Seller by Registered Letter and also until all indebtedness, liabilities and obligations created by the Promissory Note of May 28, 2002 shall be fully paid.

Seller may, without notice, sell, assign, or transfer said indebtedness, liabilities and obligations or any part thereof, and in that event each assignee, transferee or holder of any part thereof shall have the right to enforce this Guaranty.

If the Guaranty is executed by more than one guarantor, all guarantors shall be jointly and severally responsible in accordance with the terms of this Guaranty, but release of one guarantor shall not impair the guarantee of any other guarantor.

This Guaranty shall be construed according to the laws of the State of California and is binding on the undersigned and upon the heirs, legal representatives, successors, and assigns of the undersigned, and shall inure to the benefit of Seller, its successors, legal representatives and assigns.

THIS GUARANTY EXPIRES ON THE DATE THAT THE INDEBTEDNESS CREATED BY THE PROMISSORY NOTE OF MAY 28, 2002 IS FULLY PAID.

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
TIMOTHY ELLS                                         TAMARA ELLS

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Dated:                                               Dated:
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